Exhibit 5.2

TROUTMAN SANDERS LLP Attorneys at Law Troutman Sanders Building 1001 Haxall Point P.O. Box 1122 (23218-1122) Richmond, Virginia 23219 804.697.1200 telephone troutmansanders.com

November 16, 2012

Michaels Stores, Inc.

8000 Bent Branch Drive

Irving, Texas 75063

Re:                             Up to $200,000,000 aggregate principal amount of 7¾% Senior Notes due 2018 of Michaels Stores, Inc. to be issued in exchange for a like principal amount of outstanding 7¾% Senior Notes due 2018 of Michaels Stores, Inc.

Ladies and Gentlemen:

We have acted as special Virginia counsel to Michaels Stores Card Services, LLC, a Virginia limited liability company (the “Subsidiary”), in connection with (i) the proposed issuance by Michaels Stores, Inc., a Delaware corporation (the “Company”) in an exchange offer (the “Exchange Offer”) of up to $200,000,000 aggregate principal amount of 7¾% Senior Notes due 2018 (the “Exchange Notes”), which are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Company’s outstanding 7¾% Senior Notes due 2018 issued on September 27, 2012 (the “Outstanding Notes”), which have not been, and will not be, so registered, and (ii) the guarantee of the Exchange Notes (the “Exchange Guarantee”) by the Subsidiary.

The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture dated as of October 21, 2010, as supplemented by a Supplemental Indenture dated as of September 27, 2012 (as so supplemented, the “Indenture”), among the Company, the Guarantors named therein (including the Subsidiary) (the “Guarantors”) and Law Debenture Trust Company of New York, as trustee (the “Trustee”).  The terms of the Exchange Guarantee are contained in the Indenture.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined such documents and made such other investigation as we have deemed appropriate to render the opinions set forth below.  As to matters of fact material to our opinion, we have relied, without independent verification, on representations made in the Indenture, certificates and other documents and other inquiries of officers of the Subsidiary.

The attorneys within our firm involved in the preparation of this opinion are admitted to practice law in only the Commonwealth of Virginia, and we express no opinion herein concerning any laws other than the laws of the Commonwealth of Virginia.  With your

ATLANTA    BEIJING    CHICAGO    HONG KONG    NEW YORK    NEWARK    NORFOLK   ORANGE COUNTY   PORTLAND
RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

permission, we express no opinion as to the securities laws of the Commonwealth of Virginia or the necessity of complying with any provision thereof.  Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.    The Subsidiary is validly existing under the laws of its jurisdiction of organization and has the power to execute and deliver the Indenture and to perform its obligations thereunder.

2.    The Indenture, the Exchange Notes and the Exchange Guarantee have been duly authorized by all necessary limited liability company action of the Subsidiary, and the Indenture has been duly executed and delivered by the Subsidiary.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “SEC”) as an exhibit to the registration statement on Form S-4 being filed by the Company and the Guarantors with the SEC (the “Registration Statement”) for the purpose of registering the Exchange Notes and the Exchange Guarantee under the Securities Act, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Exchange Notes and the Exchange Guarantee.  We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Troutman Sanders